SECTION 10(A) PROSPECTUS OF
                              LEARNER'S WORLD, INC.

         August 14, 2000: This document constitutes part of a prospectus covering securities of Learner's World, Inc, a New York corporation (the "Company"), that have been registered under the Securities Act of 1933, as amended (the "Securities Act"). This document, a Section 10(a) Prospectus, contains and constitutes four sections: first, the "General Plan Information;" second, the "Registrant Information and Fee Agreement Information;" third, the Company's Form 10-KSB/A, which is incorporated herein by this reference, and thereby constructively provided to offeree; and fourth, a Stock Option Agreement and Notice of Exercise, which is to be completed and submitted within the time allowed along with tender of the appropriate consideration if the Option is to be exercised.

Item 1.           General Plan Information

         The Company's board of directors (the "Board") has adopted a Settlement of Fees Agreement with Richard D. Surber ("Surber"), a consultant of the Company (the "Agreement"). Pursuant to the Agreement, the Company has agreed to issue to Surber 271,000 shares of $0.001 par value common stock of the Company, and has granted to Surber an Option to purchase up to 250,000 shares of $0.001 par value common stock of the Company (the "Common Stock") at an exercise price of $0.20 per share.

         The Board approved the Agreement on August 11, 2000. The Agreement is intended to aid the Company in paying for services rendered to the Company respecting the Company's Section 12(g) filings (Forms 10-SB, 10-KSB and 10-QSB) and responses of the Company to SEC comments on the said filings. The Settlement of Fees Agreement resolved all issues between the Company and its consultant, Surber, regarding payment for services rendered by Surber and his associates from October of 1999 through August 1, 2000.

Securities to be Offered

         Two hundred seventy one thousand (271,000) shares of Common Stock of Learner's World, Inc. and an option to purchase two hundred fifty thousand additional shares of Common Stock at an exercise price of $0.20 per share, for a total of up to a maximum of five hundred twenty one thousand (521,000) total shares of Common Stock were granted under the Agreement.

Purchase of Securities Pursuant to the Agreement and Payment for Securities Offered

         The securities are being issued by the Company and not purchased on the open market or otherwise.

         The Option granted under the Fee Agreement is exercisable at any time on or before the close of Business on August 1, 2001. If the option granted under the Fee Agreement should expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to that option will not be issued.

         The exercise price payable to the Company for Option Shares is set forth in the Fee Agreement at $0.20 per share. The exercise of the Option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

         The shares of Common Stock subject to the FeeAgreement and the exercise price of the Option are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization.

Amendments and Termination

         The Agreement cannot be amended or terminated without the written consent of all parties to the agreement.

Resale of Common Stock

         Shares of Common Stock issued pursuant to the Agreement, or on exercise of the option granted under the Agreement will have been registered pursuant to a Form S-8 Registration Statement filed by the Company. Subsequent resales of shares obtained pursuant to the Agreement may be eligible for immediate resale depending on whether an exemption from registration is available or whether the shares are in fact registered. The Company makes no statement as to subsequent saleability of specific shares obtained pursuant to the Plan and urges any persons seeking to sell shares so obtained to seek counsel from independent attorneys.

         As may be applicable for subsequent resale of shares obtained under the Agreement, the Board believes that the Company has filed all reports and other materials required to be filed during the preceding twelve months under the Securities Exchange Act of 1934 as of August 14, 2000.

Tax Effects of Plan Participation & Nonstatutory Options

         The following discussion of the federal income tax consequences of participation in the Plan is only a summary, does not purport to be complete, and does not cover, among other things, state and local tax consequences. Additionally, differences in participants' financial situations may cause federal, state, and local tax consequences of participation in the Plan to vary. Therefore, each participant in the Plan is urged to consult his or her own accountant, legal or other advisor regarding the tax consequences of participation in the Plan. This discussion is based on the provisions of the Code as presently in effect.

         Under the current provisions of the Code, if shares of Common Stock are issued to the original holder of a non-qualified option granted and exercised under the Plan (assuming there is not an active trading market for options of the Company), (i) the option holder ("Holder") will not recognize income at the time of the grant of the option; (ii) on exercise of the option the Holder will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock acquired at the time of exercise over the exercise price; (iii) upon the sale of the shares of Common Stock the Holder will recognize a short term or long term capital gain, or loss, as may be, in an amount equal to the difference between the amount he or she receives from the sale of those shares and the Holder's tax basis in the shares (as described below); and (iv) the Company will be entitled to expense as compensation the amount of ordinary income that the holder recognized, as set forth in Clause (ii) above.

         If the Holder pays the exercise price entirely in cash, the tax basis of the shares of Common Stock will be equal to the amount of the exercise price paid plus the ordinary income recognized by the Holder from exercising the options. This basis should equal the fair market value of the shares of Common Stock acquired on the date of exercise. The holding period will begin on the day after the tax basis of the shares is determined.

         The ordinary income received by the Holder on exercise of the option is considered to be compensation from the Company. As with other forms of compensation, withholding tax and other trust fund payments will be due with respect to the exercise of the options. The Company will not pay the Optionee's liability and optionee will have the responsibility to personally make any such payments.

Item 2.           Registrant Information and Employee Plan Annual Information

         The Company will provide to Richard Surber upon request a copy, without charge, of the Company's periodic reports filed with the SEC, including its latest annual report on Form 10-KSB and its quarterly reports on Form 10-QSB. The Company will also provide Richard Surber, upon written or oral request a copy, without charge, of the documents incorporated by reference in Item 3 of
Part II of the Form S-8 registration statement. These documents are also incorporated by reference into the Section 10(a) prospectus, of which this document is a part. Requests for such information should be directed to the Company at 369 Avenue U, Brooklyn, New York 11223, Telephone (718) 449-3194.

                                                            Learners World, Inc.



                                                              /s/ Sal Casaccio
                                                           ---------------------
                                                         Sal Casaccio, President

                                OPTION AGREEMENT

         THIS OPTION AGREEMENT ("Agreement") is entered into this 11th day of August, 2000, by and between Learner's World, Inc., a New York corporation ("Learners "), and Richard D. Surber ("Surber").

         WHEREAS, the Company proposes to issue to Surber an option to purchase 250,000 shares of its common stock (the "Common Stock") in connection with the Company's settlement of fees agreement with Surber for services rendered by Surber to Learner's, a copy of which is attached hereto as Exhibit "A" and incorporated by reference herein (the "Fee Agreement"); and,

         WHEREAS, to induce Surber to execute the Fee Agreement the Company hereby grants Surber an option to purchase 250,000 shares of the Company's Common Stock subject to the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth below, Learner's and Surber agree as follows:

1.       The Option

         The Company hereby grants to Surber (hereinafter "Holder") an option (the "Option") to acquire Two Hundred Fifty Thousand (250,000) shares of the Company's Common Stock, subject to adjustment as set forth herein (such shares, as adjusted, are hereinafter referred to as the "Option Shares"), at a purchase price of $0.20 per share ("Option Price").

2.       Term and Exercise of Option

          A. Term of Option. Subject to the terms of this Agreement, Holder shall have the right to exercise the Option in whole or in part, commencing the date hereof through the close of business on August 1, 2001.

          B. Exercise of the Option. The Option may be exercised upon written notice to the Company at its principal office setting out the number of Option Shares to be purchased, together with payment of the Option Price

          C. Issuance of Option Shares. Upon such notice of exercise and payment of the Option Price, the Company shall issue and cause to be delivered within five (5) business days following the written order of Holder, or its successor as provided for herein, and in such name or names as the Holder may designate, a certificate or certificates for the number of Option Shares so purchased. The rights of purchase represented by the Option shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part, and in the event the Option is exercised in respect of less than all of the Option Shares purchasable on such exercise at any time prior to the date of expiration hereof, the remaining Option Shares shall continue to be subject to Adjustment as set forth in paragraph 4 hereof. The Company irrevocably agrees to reconstitute the Option Shares as provided herein.

3.       Reservation of Option Shares

         The Company shall at all times keep reserved and available, out of its authorized Common Stock, such number of shares of Common Stock as shall be sufficient to provide for the exercise of the rights represented by this Agreement. The transfer agent for the Common Stock and any successor transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of such rights of purchase, will be irrevocably authorized and directed at all times to reserve such number of shares as shall be requisite for such purpose. The Company will cause a copy of this Agreement to be kept on file with the transfer agent or its successors.

4.       Adjustment of Option Shares

         The number of Option Shares purchasable pursuant to this Agreement shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          A. Adjustment for Recapitalization. Subject to paragraph 4.B below, in the event the Company shall (a) subdivide its outstanding shares of Common Stock, or (b) issue or convert by a reclassification or recapitalization of its shares of Common Stock into, for, or with other securities (a "Recapitalization"), the number of Option Shares purchasable hereunder immediately following such Recapitalization shall be adjusted so that the Holder shall be entitled to receive the kind and number of Option Shares or other securities of the Company measured as a percentage of the total issued and outstanding shares of the Company's Common Stock as of the hereof which it would have been entitled to receive immediately preceding such Recapitalization, had such Option been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph shall be calculated and effected taking into account the formula set forth in paragraph 4.B. below and shall become effective immediately after the effective date of such event retroactive to the effective date.

          B. Adjustment of the Exercise Price and Number of Option Shares. In the event of any change in the Company's Common Stock by reason of a reverse stock split, the number and Option Price of the shares subject to this Option shall not change or be adjusted.

          C. Preservation of Purchase Rights Under Consolidation. Subject to paragraph 4.B above, in case of any Recapitalization or any other consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall prior to the closing of such transaction, cause such successor or purchasing corporation, as the case may be, to acknowledge and accept responsibility for the Company's obligations hereunder and to grant the Holder the right thereafter upon payment of the Option Price to purchase the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

          D.   Notice of  Adjustment.  Whenever  the  number  of  Option  Shares purchasable hereunder is adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments, and shall deliver to Holder setting forth the adjusted number of Option Shares purchasable and a brief statement of the facts requiring such adjustment, including the computation by which such adjustment was made.

5.       Registration Rights

         Learner's   agrees  to  take  immediate  steps  to  register  with  the
Securities and Exchange Commission, pursuant to an S-8 filing, the shares of stock represented by this option.

6.       Counterparts

         A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

7.       Further Documentation

         Each party hereto agrees to execute such additional instruments and take such action as may be reasonably requested by the other party to effect the transaction, or otherwise to carry out the intent and purposes of this Agreement.

8.       Notices

         All notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses, as amended by the parties with written notice to the other:

         To Surber:                         Richard D. Surber.
                                            268 West 400 South, Suite 300
                                            Salt Lake City, Utah  84101
                                            Telephone:        (801) 575-8073
                                            Telefax:          (801) 575-8092

         To Learner's:                      Learner's World, Inc.
                                            369 Avenue U
                                            Brooklyn, New York 11223
                                            Telephone:        (718) 996-2118
                                            Telefax           (718) 996-2612

10.      Counterparts

         This  Agreement  may  be  executed   simultaneously   in  two  or  more
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.      Governing Law

         This Agreement was negotiated, and shall be governed by the laws of Utah notwithstanding any conflict-of-law provision to the contrary.

12.      Entire Agreement

         This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

13.      Severability

         If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

14.      Amendment or Waiver

         Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

15.      Headings

         The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

                                             "Learner's"
                                             Learner's World, Inc.

                                                        /s/ Sal Casaccio
                                             By:________________________________
                                             Name: Sal Casaccio
                                             Title: President

                                                     /s/ Richard D. Surber
                                             -----------------------------------
                                             Richard D. Surber

                               NOTICE OF EXERCISE

                   (To be signed only upon exercise of Option)


TO: Learner's World, Inc.


         The undersigned, the owner of an Option to purchase 250,000 shares of Common Stock of Learner's World, Inc., a New York corporation ("Learner's"), hereby irrevocably elects to exercise all such Options and herewith pays for the shares by giving Learner's a personal check in the amount of the exercise price as specified in the Option. The undersigned requests that the certificate for such shares be delivered to him according to instructions indicated below.

DATED this ___ day of _______________.



                                           By:
                                            -----------------------------

Instructions for delivery:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------